To the Board of Directors and
Shareholders of Berger Growth
and Income Fund, Inc.


In planning and performing
our audit of the financial
statements of Berger Growth
and Income Fund, Inc. (the "Fund")
for the year ended
September 30, 1997, we considered
its internal control, including
control activities for safeguarding
securities, in order to determine
our auditing procedures for the
purpose of expressing our opinion
on the financial statements and
to comply with the requirements of
Form N-SAR, not to provide assurance
on internal control.

The management of the Fund is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of
control activities.  Generally,
control activities that are relevant
to an audit pertain to the entity's
objective of preparing financial
statements for external purposes
that are fairly presented in
conformity with generally accepted
accounting principles.  Those
control activities include the
safeguarding of assets against
unauthorized acquisition, use or
disposition.

Because of inherent limitations in
internal control, errors or
irregularities may occur and not be
detected.  Also, projection of any
evaluation of internal control to
future periods is subject to the risk
that it may become inadequate because
of changes in conditions or that the
effectiveness of the design and
operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that might
be material weaknesses under standards
established by the American Institute
of Certified Public Accountants.  A
material weakness is a condition in
which the design or operation of any
specific internal control components
does not reduce to a relatively low
level the risk that errors or
irregularities in amounts that would
be material in relation to the
financial statements being audited
may occur and not be detected within
a timely period by employees in the
normal course of performing their
assigned functions.  However, we noted
no matters involving internal control,
including control activities for
safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 1997.

This report is intended solely for the
information and use of management and
the Board of Directors of Berger Growth
and Income Fund, Inc. and the Securities and Exchange Commission.




Price Waterhouse LLP
Denver, Colorado
November 11, 1997